UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 2, 2015

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 207-9600

5200 Blue Lagoon Drive
Suite 855
Miami, Florida 33126
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 regarding Wayne M. Hewett’s Employment Agreement, RSU Agreement and LTCB Agreement (each, as defined below) is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Wayne M. Hewett

On April 2, 2015 (the “Effective Date”), Platform Specialty Products Corporation (“Platform”) entered into an employment agreement (the “Employment Agreement”) with its President, Wayne M. Hewett. The Employment Agreement provides Mr. Hewett with the following compensation and benefits:

●	An annual base salary of $900,000.00, paid in monthly installments, subject to periodic review and adjustment by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Platform (the “Board”);
●	An annual cash bonus of 100% of Mr. Hewett’s base salary if certain “target” goals are met or 200% of Mr. Hewett’s base salary if certain “stretch” goals are met, in accordance with Platform’s annual cash bonus program, subject to periodic review and adjustment by the Compensation Committee;
●	213,402 restricted shares of Platform’s common stock (collectively, the “RSUs”) pursuant a separate restricted stock unit agreement dated as of the Effective Date (the “RSU Agreement”), subject to certain terms and conditions described below;
●	A long-term cash bonus award pursuant to a separate long-term cash bonus award agreement dated as of the Effective Date (the “LTCB Agreement”), of $25.0 million (the “LTCB Bonus”), subject to certain terms and conditions described below; and
●	Employee benefits consistent with those employee benefit plans provided to other senior executives of Platform.

Mr. Hewett’s employment, which is and will remain an “at will” employment relationship, may be terminated for Cause (as defined below) by Platform if he has (i) committed any crime constituting a felony or involving dishonesty or moral turpitude, (ii) engaged in, or failed to engage in, any activity that amounts to negligence and that significantly affects the business affairs or reputation of Platform and its subsidiaries and affiliates, (iii) willfully failed to perform his duties, or perform his duties in a negligent manner, which failure or performance continues for twenty (20) days after written notice from the Board, or (iv) violated the law or Platform’s standard policies, in any material respect, and such violation creates a liability (actual or potential) for Platform and its subsidiaries and affiliates (each, a “Cause”).

Mr. Hewett may terminate his employment for Good Reason (as defined below) in the event of (i) a material diminution by Platform of his salary or bonus potential, or (ii) a material diminution in his authority, duties or responsibilities (each, a “Good Reason”). Good Reason, however, shall not be deemed to exist unless Mr. Hewett’s termination of employment occurs within ninety (90) days following the initial existence of either (i) or (ii) above, Mr. Hewett provides Platform with written notice of the existence of such condition within sixty (60) days after the initial existence of the condition, and Platform fails to remedy the condition within thirty (30) days after its receipt of such notice.

Pursuant to the Employment Agreement, in the event either (a) Mr. Hewett’s employment is terminated by Platform without Cause or by Mr. Hewett for Good Reason prior to March 31, 2017, or (b) certain conditions, including Mr. Hewett’s continuous active employment with Platform, are not met on or prior to March 31, 2017, then Platform will pay to Mr. Hewett a cash payment in an amount equal to $5.0 million, less applicable withholdings and employment taxes (the “Termination Bonus”), provided the following conditions are met:

●	Mr. Hewett remains actively employed by Platform through March 31, 2017, unless his employment is terminated by Platform without Cause or by Mr. Hewett for Good Reason prior to that date; and
●	Mr. Hewett forfeits any and all rights that he has or may have with respect to both the RSUs and the LTCB Bonus.

The RSU Agreement is subject to the terms, provisions and restrictions set forth in Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan, as it may be amended from time to time (the “Plan”). Pursuant to the RSU Agreement, Mr. Hewett was granted 213,402 RSUs that vest on March 31, 2017, only if certain conditions are satisfied, including Mr. Hewett’s continuous active employment with Platform on such date. The RSUs may, in certain circumstances, become immediately vested as of the date of a change in control of Platform. Each RSU represents a contingent right to receive one (1) share of Platform’s common stock.

Notwithstanding anything in the RSU Agreement or the Plan to the contrary, in the event that Mr. Hewett receives the Termination Bonus, then the RSUs granted under the RSU Agreement shall be forfeited immediately upon such payment without recompense to or recourse by Mr. Hewett.

Pursuant to the LTCB Agreement, Mr. Hewett was granted on February 16, 2015 (the "Date of Grant") the right to receive upon vesting the LTCB Bonus of $25.0 million. Subject to Mr. Hewett’s continuous active employment with Platform through and on March 15, 2020 (the “2020 Vesting Date”), this grant vests as follows: (i) fifty percent (50%) on the 2020 Vesting Date, if and only if a certain EBITDA target (the “EBITDA Target”) is met for any fiscal year of Platform during the period beginning December 31, 2015 and ending December 31, 2019, and (ii) fifty percent (50%) on the 2020 Vesting Date, if and only if Platform’s shares of common stock as traded on the New York Stock Exchange (the "NYSE") meets or exceeds a certain share price target (the “Share Price Target”). The EBITDA Target is subject to appropriate and equitable adjustments by the Compensation Committee to reflect any subsequent acquisition, divestiture or other corporate reorganization of Platform or any of its Related Entities (as defined in the Plan) in accordance with the terms of the LTCB Agreement. The Share Price Target is also subject to appropriate and equitable adjustments by the Compensation Committee in the event Platform’s common stock is no longer publically traded.

The LTCB Agreement also provides that, in the event Mr. Hewett’s employment lapses or is terminated after March 31, 2017, then the LTCB Bonus will be considered proportionally vested on the 2020 Vesting Date based upon the fraction equal to the number of months from the Date of Grant to such lapse or termination divided by the number of months from the Date of Grant to the 2020 Vesting Date, if and only if the EBITDA Target and/or the Share Price Target are met on March 31, 2017. In this case, only the unvested portion of the LTCB Bonus will be forfeited.

Notwithstanding anything in the LTCB Agreement to the contrary, in the event that Mr. Hewett receives the Termination Bonus, then the LTCB Bonus granted under the LTCB Agreement shall be forfeited immediately upon such payment without recompense to or recourse by Mr. Hewett.

The descriptions of the Employment Agreement, the RSU Agreement and the LTCB Agreement contained herein are not intended to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreement, the RSU Agreement and the LTCB Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

The RSU Agreement is also qualified in its entirety by reference to the full text of the Plan, a summary of which was included in Proposal 4 in Platform’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014, and a copy of which was filed as Appendix A to such definitive proxy statement. Both the summary and copy of the Plan are incorporated herein by reference.

Compensatory Arrangements of Certain Officers

On March 17, 2015, effective April 6, 2015, the Board granted 9,553 RSUs to Frank J. Monteiro, Platform's Senior Vice President and Chief Financial Officer; 10,012 RSUs to Benjamin Foulk, Platform's Senior Vice President - Human Resources; 9,553 to Benjamin Gliklich, Platform's Vice President - Corporate Development, Finance and Investor Relations; and 3,821 RSUs to John L. Cordani, Platform's Vice President - Legal and Secretary. Such RSUs vest on March 17, 2018 (the “2018 Vesting Date”), if and only if (i) as to fifty percent (50%) of the RSUs, Platform’s earnings per share ("EPS") for the year ended December 31, 2017 equals or exceeds a certain EPS target, and (ii) as to fifty percent (50%) of the RSUs, shares of Platform’s common stock meets a certain volume weighted average price per share on the NYSE (or other exchange on which such equity securities are publicly traded) for a certain measurement period ending prior to the 2018 Vesting Date, in each case subject to adjustments by the Compensation Committee. Such RSUs may, in certain circumstances, become immediately vested as of the date of a change in control of Platform. Each RSU represents a contingent right to receive one (1) share of Platform’s common stock. A form of amended and restated RSU agreement of Platform is filed as Exhibit 10.4 hereto, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Exhibit Title
10.1	Employment Agreement between Platform and Wayne M. Hewett, dated April 1, 2015 (effective April 2, 2015).
10.2	RSU Agreement between Platform and Wayne M. Hewett, dated as of April 2, 2015.
10.3	LTCB Agreement between Platform and Wayne M. Hewett, dated as of April 2, 2015.
10.4	Form of Amended and Restated Restricted Stock Unit Agreement – Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

April 6, 2015	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Employment Agreement between Platform and Wayne M. Hewett, dated April 1, 2015 (effective April 2, 2015).
10.2	RSU Agreement between Platform and Wayne M. Hewett, dated as of April 2, 2015.
10.3	LTCB Agreement between Platform and Wayne M. Hewett, dated as of April 2, 2015.
10.4	Form of Amended and Restated Restricted Stock Unit Agreement – Platform Specialty Products Corporation Amended and Restated 2013 Incentive Compensation Plan.